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                                                                  (Exhibit 10.1)



                               INDEMNITY AGREEMENT

      AGREEMENT made this __ day of _____, 1997, between JAZZ PHOTO CORP., a New Jersey Corporation, with an address of 1459 Pinewood Street, Rahway, New Jersey 07065, its affiliates, subsidiaries, successors or assigns, herein collectively referred to as ("Indemnitor" or the "Company"), and MONA BENUN, a controlling shareholder of the Company, with an address of P.O. Box 288, Allenhurst, NJ 07711, herein referred to as Indemnitee.

      In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

      1. LIABILITY LOSS OR DAMAGE. Indemnitor undertakes to indemnify Indemnitee from any and all liability, loss, or damage, including but not limited to securities law violations which Indemnitee may suffer as a result of claims, demands, costs or judgments against Indemnitee arising from any actions of Indemnitor, including but not limited to, activities related to a proposed private financing and to a contemplated public offering of its securities as more fully set forth in a Letter of Intent between the Indemnitor and Hampshire Securities Corp. dated March ____, 1997. Indemnitor further agrees to indemnify Indemnitee from any and all expenses which may be incurred by Indemnitee for which payment is sought from Indemnitee arising from such Letter


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of Intent, including any and all legal expenses which in all instances shall be paid by the Company to Indemnitee upon notice by her to the Company that she is requested to pay such expenses.

      Indemnitor shall indemnify the Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof as such law may, from time to time, be amended (but, in the case of any such amendment, only to the extent such amendment permits Indemnitor to provide broader indemnification rights and protection as the law permitted Indemnitor to provide before such amendment). Without in any way diminishing the scope of the indemnification provided herein, the Indemnitor will indemnify the Indemnitee if, and whenever Indemnitee is, or was involved in any manner (including, without limitation, as a party or as a witness) in any threatened, pending, or completed proceeding, including, without limitation, any such proceeding brought by or in the right of the Indemnitor, by reason of the fact that the Indemnitee is or was deemed to be an agent or by reason of anything done or not done by the Indemnitee in such capacity, against expenses and liabilities incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any such proceeding, including any and all actions arising from alleged violation of securities laws. No initial finding by the Board of Directors of Jazz Photo Corp., its counsel, independent counsel, arbitrators or stockholders of the Company


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shall be effective to deprive the Indemnitee of the protection of this indemnification nor shall a court to which the Indemnitee may apply for enforcement of this indemnity, give any weight to any such adverse finding in deciding any issue before it, as it is intended that the Indemnitee shall be paid promptly upon request by the Indemnitor, all amounts necessary to effectuate the foregoing indemnity in full.

      2. DURATION. This Agreement shall continue so long as Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee is or was a controlling person or affiliate of the Company or may be deemed to be an agent of the Company and shall be applicable to proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution.

      3. REQUIREMENT OF NOTICE TO INDEMNITOR. Indemnitee agrees to notify Indemnitor in writing, within twenty (20) days, by registered or certified mail, at Indemnitor's address as stated in this Agreement of any claim made against Indemnitee on the obligations indemnified against or for any pending or contemplated expense she may deem necessary for her to incur. Such payment may be made in advance of the actual expenditure.

      4. ADVANCEMENT OF EXPENSES. All reasonable expenses incurred by or on behalf of the Indemnitee shall be advanced by the Indemnitor to the Indemnitee within ten (10) days after the


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receipt by the Indemnitor of a written request for advances of expenses from time to time, whether prior to or after final disposition of a proceeding, including without limitation, any proceeding brought by or in the right of the Company.

      5. OTHER RIGHTS TO INDEMNIFICATION. The Indemnitee's rights of indemnification and advancement of expenses provided by this Agreement, shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under applicable law, the Certificate of Incorporation or By-Laws of the Company or any agreement, vote of the stockholders of the Company, or resolution of its directors or otherwise.

      IN WITNESS WHEREOF, the parties have executed this Agreement at ____________________________________ , the day and year first above written.

ATTEST:                                            JAZZ PHOTO CORP., Indemnitor

_____________________                              By /s/ Roger F. Lorenzini
                                                      ----------------------
                                                      ROGER F. LORENZINI, Chief
                                                      Executive Officer

WITNESS:
                                                   _____________________________
_____________________                              MONA BENUN,      ,Indemnitee



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